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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Amendment No. 1) of our report dated February 24, 2003 relating to the consolidated financial statements and financial statement schedule of Chesapeake Energy Corporation, which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
June 10, 2003